FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 20, 2010

AMERICAN METAL & TECHNOLOGY, INC.

(Exact name or registrant as specified in its charter)

Delaware	33-19048-NY	22-2856171
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

633 W. 5th Street, 28th Floor
Los Angeles, CA 90071
(Address of Principal Executive Offices, Including Zip Code)

(213) 223-2321
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 – Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

American Metal & Technology, Inc. (the “Registrant”), pursuant to a letter received on or about May 20, 2010 from Kabani & Company, Inc. ("Kabani"), the former independent certified accountant of the Registrant, has been advised by Kabani that Kabani’s previously issued audit opinion of the Registrant’s financial statements for 2007 and 2008 stands withdrawn.

Kabani advised the Registrant that its previously issued audit opinion was being withdrawn because the Registrant filed a copy of the audit opinion in the Registrant’s Form 10-K for the year ended December 31, 2009, without Kabani’s approval and review of the Form 10-K, and Kabani’s belief that the Registrant’s financial statements with respect to the year ended December 31, 2008 were changed from the ones audited by Kabani.

The Registrant delivered a copy of this Report on Form 8-K to Kabani on May 25, 2010.

The Registrant has requested that Kabani provide a letter addressed to the Securities and Exchange Commission as promptly as possible to the Registrant stating whether or not Kabani agrees with the statements made by the Registrant in response to this Item 4.02 and, if not, stating the respects in which it does not agree. The Registrant intends to amend this Form 8-K by filing such letter from Kabani no later than two business days after the Registrant’s receipt of the letter from Kabani.

As of the date of this Report on Form 8-K, the Board of Directors and authorized officers of the Company have not discussed with Kabani the matters disclosed in this Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN METAL & TECHNOLOGY, INC. (Registrant)

Dated: May 25, 2010	By:	/s/ Chen Gao
Chen Gao
Title: President and CEO